Exhibit 99.1

ASCENT CAPITAL GROUP ANNOUNCES FINANCIAL RESULTS FOR THE

THREE AND SIX MONTHS ENDED JUNE 30, 2012

Englewood, CO — August 8, 2012 - Ascent Capital Group, Inc. (“Ascent” or the “Company”) (Nasdaq: ASCMA) has reported results for the three and six months ended June 30, 2012. Ascent is a holding company that owns Monitronics International, Inc. (“Monitronics”), one of the nation’s largest and fastest-growing home security alarm monitoring companies.

Headquartered in Dallas, Texas, Monitronics provides security alarm monitoring services to more than 700,000 residential and commercial customers.  Monitronics’ long-term monitoring contracts provide high margin recurring revenue that results in predictable and stable cash flow.

Highlights(1):

•                 Ascent’s net revenue for the three and six months ended June 30, 2012 increased 7.4%  and 9.1%, respectively, driven by increases in Monitronics’ subscriber accounts and average RMR(2) per subscriber

•                 Ascent’s balance sheet remains strong with $232.8 million of cash and marketable securities as of June 30, 2012

•                 Monitronics’ Adjusted EBITDA(3) for the three and six months ended June 30, 2012 increased 6.1% and 7.7%, respectively

•                 Monitronics subscriber accounts as of June 30, 2012 increased 3.4% to 711,832

•                 Monitronics Average RMR per subscriber increased 3.2%  to $37.97 as of June 30, 2012

Ascent Chairman and Chief Executive Officer, Bill Fitzgerald stated, “Monitronics delivered another strong quarter with solid growth in revenue, Adjusted EBITDA, subscriber accounts and average RMR per subscriber. At the holding company level, our balance sheet remains strong with over $230 million in cash and marketable securities as we remain primarily focused on identifying strategic acquisition opportunities within the alarm monitoring and related security industry. While the attractive and recession resistant characteristics of the industry have prompted a more competitive transaction environment, we remain confident in our ability to identify and bring to bear new opportunities that we believe will drive attractive returns on capital for our shareholders.”

Monitronics

Mike Haislip, President and Chief Executive Officer of Monitronics, said, “Monitronics’ solid performance in the second quarter and first half of 2012 reflects the successful execution of our disciplined approach to managing our operations and costs and our continued focus on building a high quality subscriber base.  Attrition levels ticked up modestly in the quarter given the current age of accounts in our portfolio and an increase in disconnects due to relocations as a result of improvements in the housing markets. In addition, while there was a modest decline in year-over-year account purchases because of the completion of a bulk buy in the year-ago quarter, we did achieve volume growth in our ongoing dealer purchases through our authorized dealer program in the second quarter and first half of the year, setting us up nicely for continued revenue and subscriber growth.”

(1)  Comparisons are year-over-year unless otherwise specified.

(2)  RMR is defined as recurring monthly revenue.

(3)  For a definition of Adjusted EBITDA and applicable reconciliations, see the Appendix to this release. Monitronics’ net loss for the corresponding periods totaled $3.8 million and $7.5 million, respectively.

Mr. Haislip continued, “As consumer demand for a ‘smart home’ continues to grow, our interactive and home automation services remain a compelling offering.  Over 50 percent of our new accounts this quarter subscribed to one or more of these advanced services, which positively impacts RMR per subscriber and net revenues.  Our strong and consistent operating performance during the first six months of the year and the relative predictability of our business model gives us a tremendous amount of confidence that we will continue to deliver solid results in the second half of 2012.”

Three and Six Months Ended June 30, 2012 Results

Ascent Capital Group, Inc.

For the three months ended June 30, 2012, Ascent reported net revenue of $83.3 million, an increase of 7.4% compared to $77.6 million for the three months ended June 30, 2011. For the six months ended June 30, 2012 net revenue increased 9.1% to $165.2 million. The increase in net revenue for the three and six month time periods is primarily attributable to increases in Monitronics’ subscriber accounts and average RMR per subscriber.

Ascent’s total cost of services for the three and six months ended June 30, 2012 increased 18.7% and 19.9% to $11.4 million and $22.4 million, respectively. The increase for the three and six months ended June 30, 2012 is primarily attributable to the significant growth in the number of interactive accounts Monitronics monitors across the cellular network versus traditional landline services, resulting in higher telecommunications and field service costs.

Selling, general & administrative (“SG&A”) costs for the three months ended June 30, 2012 decreased 2.4% to $18.0 million and decreased 6.7% to $35.8 million for the first six months of 2012. The reduction in SG&A is primarily attributable to decreased administrative and corporate expenses at the Ascent corporate level. Offsetting the declines in total SG&A were modest increases in Monitronics SG&A costs and an $85,000 and $750,000 increase for the three and six months ended June 30, 2012, respectively, in stock-based compensation expense related to restricted stock and stock option awards granted to certain executives and directors of Ascent in 2011, which partially vested in 2012.

For the three months ended June 30, 2012, Ascent’s Adjusted EBITDA increased 8.6% to $56.6 million. During the first six months of 2012, Ascent’s Adjusted EBITDA increased 14.9% to $112.6 million. The increase in Adjusted EBITDA for the three and six months ended June 30, 2012 was primarily due to revenue growth at Monitronics and decreased selling, general and administrative costs at the Ascent corporate level offset in part by higher telecommunications and service costs.

Ascent reported a net loss from continuing operations for the three and six months ended June 30, 2012 of $5.8 million and $10.7 million, respectively, compared to a net loss from continuing operations of $4.9 million and $12.0 million for the three and six months ended June 30, 2011.

Monitronics International

For the three and six months ended June 30, 2012, Monitronics reported net revenue of $83.3 million and $165.2 million, an increase of 7.4% and 9.1%, respectively. The increase in net revenue for the three and six months ended June 30, 2012 is primarily attributable to a 3.4% increase in Monitronics’ subscriber accounts and a 3.2% increase in average RMR per subscriber to $37.97 as of June 30, 2012 as compared to June 30, 2011.  The increase in net revenue for the six months ended June 30, 2012 is also attributable to the negative impact on June 30, 2011 net revenue related to a $2.3 million fair value adjustment that reduced deferred revenue acquired in the Monitronics acquisition.

Monitronics’ total cost of services for the three months ended June 30, 2012 increased 18.7% to $11.4 million as compared to the prior year period. For the six months ended June 30, 2012 Monitronics’ cost of services totaled $22.4 million, a 19.9% increase as compared to the six months ended June 30, 2011.  The increase for the three and six months ended June 30, 2012 is primarily attributable to the significant growth in the number of interactive accounts Monitronics’ monitors across the cellular network versus traditional landline services, resulting in higher telecommunications and field service costs.

Monitronics’ SG&A costs for the three and six months ended June 30, 2012 increased 4.1% and 6.8% to $14.7 million and $29.0 million, respectively. The increase in SG&A is primarily attributable to the timing of certain Monitronics’ payroll and marketing expenses of $517,000 and $937,000 for the three and six months ended June 30, 2012, respectively, as compared to prior year periods.   Also contributing to the increase was a $232,000 and $532,000 increase for the three and six months, respectively, in stock-based compensation expense related to restricted stock and stock option awards granted to certain executives of Monitronics in 2011, which partially vested during 2012.

Monitronics’ Adjusted EBITDA for the three months ended June 30, 2012 was $57.2 million, an increase of 6.1% versus the three months ended June 30, 2011. For the six months ended June 30, 2012, Monitronics’ Adjusted EBITDA increased 7.7%, to $113.7 million when compared to the six months ended June 30, 2011. The increase in Adjusted EBITDA for the three and six months ended June 30, 2012 is primarily due to revenue growth.

Monitronics’ Adjusted EBITDA as a percentage of revenue was 68.7% for the second quarter of 2012, compared to 69.5% for the three months ended June 30, 2011. Monitronics’ Adjusted EBITDA as a percentage of revenue for the six months ended June 30, 2012 totaled 68.8%, compared to 69.7% for the year-ago period. The moderate decline for the three and six months ended June 30, 2012 is primarily attributable to the increased number of accounts monitored across the cellular network, resulting in higher telecommunications and service costs at Monitronics.

Monitronics reported a net loss for the three and six months ended June 30, 2012 of $3.8 million and $7.5 million, respectively, compared to $3.1 million and $1.6 million in the three and six months ended June 30, 2011, respectively.

	Twelve Months Ended June 30,
	2012	2011

Beginning balance of accounts	688,119	645,874
Accounts purchased	108,600	124,580
Accounts canceled	(81,747)	(74,037)
Canceled accounts guaranteed to be refunded from holdback	(3,140)	(8,298)
Ending balance of accounts	711,832	688,119
Monthly weighted average accounts	701,515	667,865
Attrition rate	11.7%	11.1%

For the three months ended June 30, 2012, Monitronics purchased 26,358 subscriber accounts, compared to 28,559 subscriber accounts in the three months ended June 30, 2011. During the six months ended June 30, 2012 and 2011, Monitronics purchased 50,532 and 56,623 subscriber accounts, respectively. The quarterly and six month decline in account purchases is due to the completion of bulk purchases in the three and six months ended June 30, 2011 versus no major bulk purchases in the quarter and six months ended June 30, 2012. Despite this moderate decline, purchases from Monitronics’ core account generation business, or the accounts that Monitronics buys from authorized dealers each month, remained strong in the quarter, up 13.0 percent.

Monitronics’ trailing twelve month attrition for the period ended June 30, 2012 increased to 11.7% compared to 11.1% for the twelve months ended June 30, 2011.

Ascent Liquidity and Capital Resources

At June 30, 2012, on a consolidated basis, Ascent had $84.4 million of cash and cash equivalents, $7.7 million of total restricted cash, and $140.6 million of marketable securities.  To improve its investment rate of return, the Company purchased additional marketable securities, consisting primarily of diversified corporate bond funds, for $99.7 million. The Company may use a portion of these assets to fund strategic acquisitions or investments or support stock repurchases.

During the six months ended June 30, 2012, Monitronics used cash of $78.9 million to purchase subscriber accounts net of holdback and guarantee obligations and $2.7 million to fund capital expenditures.

At June 30, 2012, consolidated long-term debt included a principal balance of $958.6 million under Monitronics’ 9.125% senior notes due 2020 and senior secured credit facility due 2018.  The Senior Notes have an outstanding principal balance of $410.0 million as of June 30, 2012 and mature on April 1, 2020.  The Credit Facility term loan had an outstanding principal balance of $548.6 million as of June 30, 2012 and requires principal payments of $1.4 million per quarter with the remaining outstanding balance becoming due on March 23, 2018.

Conference Call

Ascent will host a conference call at 5:00 p.m. ET on August 8, 2012. To access the call please dial (888) 462-5915 from the United States, or (760) 666-3831 from outside the U.S. The conference call I.D. number is 13780596. Participants should dial in 5 to 10 minutes before the scheduled time and must be on a touch-tone telephone to ask questions.

A replay of the call can be accessed through August 15, 2012 by dialing (800) 585-8367 from the U.S., or (404) 537-3406 from outside the U.S. The conference call I.D. number is 13780596.

This call will also be available as a live webcast which can be accessed at Ascent’s Investor Relations Website at http://www.ascentcapitalgroupinc.com/Investor-Relations.aspx.

Forward Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about business strategies, acquisition opportunities, market potential, consumer demand for interactive and home automation services, future financial prospects and other matters that are not historical facts.  These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, possible changes in market acceptance of our services, technological innovations in the alarm monitoring industry, competitive issues, continued access to capital on terms acceptable to Ascent, our ability to capitalize on acquisition opportunities, general market and economic conditions, and changes in law and government regulations. These forward-looking statements speak only as of the date of this press release, and Ascent expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Ascent’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Ascent, including the most recent Forms10-Q and 10-K and any subsequently filed Form 8-K, for additional information about Ascent and about the risks and uncertainties related to Ascent’s business which may affect the statements made in this press release.

About Ascent Capital Group, Inc.

Ascent is a holding company and owns 100 percent of its operating subsidiary, Monitronics, one of the nation’s largest, fastest-growing home security alarm monitoring companies, headquartered in Dallas, TX, and certain former subsidiaries of Ascent Media Group, LLC.

Contact:

Erica Bartsch

Sloane & Company

212-446-1875

ebartsch@sloanepr.com

ASCENT CAPITAL GROUP, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

Amounts in thousands, except share amounts

(unaudited)

	June 30,	December 31,
	2012	2011

Assets
Current assets:
Cash and cash equivalents	$84,448	183,558
Restricted cash	7,717	31,196
Marketable securities, at fair value	140,637	40,377
Trade receivables, net of allowance for doubtful accounts of $1,698 in 2012 and $1,815 in 2011	10,399	10,973
Deferred income tax assets, net	5,881	5,881
Income taxes receivable	161	308
Prepaid and other current assets	13,036	17,600
Total current assets	262,279	289,893

Restricted cash	—	28,000
Property and equipment, net of accumulated depreciation of $40,889 in 2012 and $37,537 in 2011	68,547	74,697
Subscriber accounts, net	844,199	838,441
Dealer network, net	34,893	39,933
Goodwill	349,227	349,227
Other assets, net	21,501	5,706
Assets of discontinued operations	52	62
Total assets	$1,580,698	1,625,959

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,485	3,987
Accrued payroll and related liabilities	2,969	5,149
Other accrued liabilities	25,754	19,000
Deferred revenue	7,225	6,803
Purchase holdbacks	11,536	12,273
Current portion of long-term debt	5,500	60,000
Liabilities of discontinued operations	16,339	16,001
Total current liabilities	73,808	123,213

Non-current liabilities:
Long-term debt	947,823	892,718
Derivative financial instruments	11,240	36,279
Deferred income tax liability, net	10,012	9,793
Other liabilities	7,946	12,529
Total liabilities	1,050,829	1,074,532

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $.01 par value. Authorized 5,000,000 shares; no shares issued	—	—
Series A common stock, $.01 par value. Authorized 45,000,000 shares; issued and outstanding 13,475,245 and 13,471,594 shares at June 30, 2012 and December 31, 2011, respectively	135	135
Series B common stock, $.01 par value. Authorized 5,000,000 shares; issued and outstanding 738,058 and 739,894 shares at June 30, 2012 and December 31, 2011, respectively	7	7
Series C common stock, $.01 par value. Authorized 45,000,000 shares; no shares issued	—	—
Additional paid-in capital	1,463,106	1,461,671
Accumulated deficit	(918,017)	(905,610)
Accumulated other comprehensive loss	(15,362)	(4,776)
Total stockholders’ equity	529,869	551,427
Total liabilities and stockholders’ equity	$1,580,698	1,625,959

ASCENT CAPITAL GROUP, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

Amounts in thousands, except share amounts

(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2012	2011	2012	2011

Net revenue	$83,315	$77,577	165,196	151,447

Operating expenses:
Cost of services	11,391	9,597	22,450	18,727
Selling, general, and administrative, including stock-based and long-term incentive compensation	18,030	18,466	35,837	38,423
Amortization of subscriber accounts and dealer network	39,349	39,025	77,430	76,741
Depreciation	2,696	1,997	4,602	3,650
Restructuring charges	—	407	—	4,186
Loss (gain) on sale of operating assets, net	(576)	—	(1,313)	459
	70,890	69,492	139,006	142,186

Operating income	12,425	8,085	26,190	9,261

Other income:
Interest income	1,075	47	1,966	237
Interest expense	(19,319)	(10,397)	(30,959)	(20,798)
Realized and unrealized loss on derivative financial instruments	—	(5,833)	(2,044)	(6,307)
Refinancing expense	(4)	—	(6,245)	—
Other income (expense), net	827	1,386	1,849	2,335
	(17,421)	(14,797)	(35,433)	(24,533)

Loss from continuing operations before income taxes	(4,996)	(6,712)	(9,243)	(15,272)
Income tax benefit (expense) from continuing operations	(765)	1,783	(1,448)	3,289

Net loss from continuing operations	(5,761)	(4,929)	(10,691)	(11,983)

Discontinued operations:
Earnings (loss) from discontinued operations	(1,506)	(11,134)	(1,790)	53,175
Income tax benefit (expense)	74	(2,219)	74	(4,287)
Earnings (loss) from discontinued operations, net of income tax	(1,432)	(13,353)	(1,716)	48,888

Net income (loss)	(7,193)	(18,282)	(12,407)	36,905

Other comprehensive income (loss):
Foreign currency translation adjustments	(160)	11,211	61	(2,739)
Unrealized holding gains (losses) arising during the period, net of income tax	(1,366)	133	593	133
Unrealized loss on derivative contracts	(8,835)	—	(11,240)	—
Other comprehensive income (loss)	(10,361)	11,344	(10,586)	(2,606)

Comprehensive income (loss)	$(17,554)	$(6,938)	(22,993)	34,299

Basic and diluted earnings (loss) per share
Continuing operations	$(0.41)	$(0.35)	(0.76)	(0.84)
Discontinued operations	(0.10)	(0.93)	(0.12)	3.43
Net Income (loss)	$(0.51)	$(1.28)	(0.88)	2.59

ASCENT CAPITAL GROUP, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

Amounts in thousands

(unaudited)

	Six months ended
	June 30,
	2012	2011

Cash flows from operating activities:
Net income (loss)	$(12,407)	36,905
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Loss (earnings) from discontinued operations, net of income tax	1,716	(48,888)
Amortization of subscriber accounts and dealer network	77,430	76,741
Depreciation	4,602	3,650
Stock based compensation	2,563	1,813
Deferred income tax expense	219	(80)
Unrealized gain on derivative financial instruments	(6,793)	(12,759)
Refinancing expense	6,245	—
Loss (gain) on the sale of assets	(1,313)	459
Long-term debt amortization	4,101	8,331
Other non-cash activity, net	4,314	2,846
Changes in assets and liabilities:
Trade receivables	(2,165)	(2,140)
Prepaid expenses and other assets	1,025	(6,233)
Payables and other liabilities	938	2,960
Operating activities from discontinued operations, net	(1,368)	(3,782)

Net cash provided by operating activities	79,107	59,823

Cash flows from investing activities:
Capital expenditures	(2,657)	(1,779)
Purchases of subscriber accounts	(78,885)	(76,336)
Purchases of marketable securities	(99,667)	—
Net proceeds from sale of discontinued operations	—	99,488
Decrease in restricted cash	51,479	3,080
Proceeds from the sale of operating assets	6,486	—
Investing activities from discontinued operations, net	—	(3,196)

Net cash provided by (used in) investing activities	(123,244)	21,257

Cash flows from financing activities:
Proceeds from long-term debt	967,200	28,000
Payments to long-term debt	(977,375)	(27,800)
Refinancing costs	(44,114)	—
Stock option exercises	—	1,291
Purchases (and retirement) of common stock	(684)	—
Financing activities from discontinued operations, net	—	(142)

Net cash provided by (used in) financing activities	(54,973)	1,349

Net increase (decrease) in cash and cash equivalents	(99,110)	82,429

Cash and cash equivalents at beginning of period	183,558	149,857

Cash and cash equivalents at end of period	$84,448	232,286

Supplemental cash flow information:
State taxes paid	$2,064	1,797
Interest paid	15,332	12,057

Adjusted EBITDA

We define “Adjusted EBITDA” as net income before interest expense, interest income, income taxes, depreciation, amortization (including the amortization of subscriber accounts and dealer network), realized and unrealized gain/(loss) on derivative instruments, restructuring charges, stock-based and other non-cash long-term incentive compensation, and other non-cash or nonrecurring charges.   We believe that Adjusted EBITDA is an important indicator of the operational strength and performance of our businesses, including our businesses’ ability to fund their ongoing acquisition of subscriber accounts, their capital expenditures and to service their debt.  In addition, this measure is used by management to evaluate operating results and perform analytical comparisons and identify strategies to improve performance.   Adjusted EBITDA is also a measure that is customarily used by financial analysts to evaluate the financial performance of companies in the security alarm monitoring industry and is one of the financial measures, subject to certain adjustments, by which Monitronics’ covenants are calculated under the agreements governing their debt obligations.  Adjusted EBITDA does not represent cash flow from operations as defined by generally accepted accounting principles, should not be construed as an alternative to net income or loss and is indicative neither of our results of operations nor of cash flows available to fund all of our cash needs.  It is, however, a measurement that we believe is useful to investors in analyzing our operating performance.  Accordingly, Adjusted EBITDA should be considered in addition to, but not as a substitute for, net income, cash flow provided by operating activities and other measures of financial performance prepared in accordance with GAAP.  Adjusted EBITDA is a non-GAAP financial measure.  As companies often define non-GAAP financial measures differently, Adjusted EBITDA as calculated by us should not be compared to any similarly titled measures reported by other companies.

The following table provides a reconciliation of Ascent’s total Adjusted EBITDA to net loss from continuing operations (amounts in thousands):

Ascent (consolidated)

	Three months ended		Six months ended
	June 30,		June 30,
	2012	2011	2012	2011

Total Adjusted EBITDA	$56,568	52,086	$112,634	97,986
Amortization of subscriber accounts and dealer network	(39,349)	(39,025)	(77,430)	(76,741)
Depreciation	(2,696)	(1,997)	(4,602)	(3,650)
Stock-based and long-term incentive compensation	(1,271)	(1,186)	(2,563)	(1,813)
Restructuring charges	—	(407)	—	(4,186)
Realized and unrealized loss on derivative instruments	—	(5,833)	(2,044)	(6,307)
Refinancing costs	(4)	—	(6,245)	—
Interest income	1,075	47	1,966	237
Interest expense	(19,319)	(10,397)	(30,959)	(20,798)
Income tax benefit (expense) from continuing operations	(765)	1,783	(1,448)	3,289

Net loss from continuing operations	$(5,761)	(4,929)	$(10,691)	(11,983)

The following table provides a reconciliation of Monitronics’ Adjusted EBITDA to net income (loss) from continuing operations (amounts in thousands):

Monitronics

	Three months ended		Six months ended
	June 30,		June 30,
	2012	2011	2012	2011

Total Adjusted EBITDA	$57,218	53,952	$113,703	105,605
Amortization of subscriber accounts and dealer network	(39,349)	(39,025)	(77,430)	(76,741)
Depreciation	(1,320)	(1,153)	(2,622)	(2,253)
Stock-based and long-term incentive compensation	(280)	(48)	(580)	(48)
Realized and unrealized loss on derivative instruments	—	(5,833)	(2,044)	(6,307)
Refinancing costs	(4)	—	(6,245)	—
Interest expense	(19,347)	(10,348)	(30,969)	(20,724)
Income tax benefit (expense) from continuing operations	(671)	(634)	(1,338)	(1,157)

Net loss from continuing operations	$(3,753)	(3,089)	$(7,525)	(1,625)